EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of December 31, 2007, by and among Commonwealth Biotechnologies Inc., a Virginia corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase for up to $2,200,000 in the aggregate (the “Purchase Price”):

(i)	up to $2,200,000 (the “Principal Amount”) of principal amount of secured promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares (“Conversion Shares”) of the Company’s Common Stock, no par value (the “Common Stock”) at a per share conversion price set forth in the Note (the “Conversion Price”); and

(ii)	up to 1,100,000 Class A and 275,000 Class B Common Stock purchase warrants (the “Warrants”), in the form annexed hereto as Exhibit B1 and Exhibit B2, exercisable to purchase shares of Common Stock (the “Warrant Shares”) during the periods and at the per share purchase prices set forth in the Warrants (the “Exercise Price”).

The Notes, Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”;

WHEREAS, the aggregate proceeds of the sale of the Notes, and Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. Closing Date. The “Closing Date” shall be December 31, 2007, provided that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company not later than January 3, 2008. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber, Units (as defined below) at a price per Unit of $5,000.

2. Units. The Notes and Warrants will be sold in units (“Units”). Each Unit purchased for $5,000 will entitle the Subscriber to receive a Note in the Principal Amount of $5,000 and 2,500 Class A Warrants and 625 Class B Warrants.

Ex. 10.1 - 1

3. Security Interest. The Subscribers will be granted a security interest in the assets of the Company, including ownership of the Subsidiaries (as defined in Section 5(a) of this Agreement) and in the assets of the Subsidiaries, which security interest will be memorialized in a “Security Agreement,” a form of which is annexed hereto as Exhibit D. Additionally, on the Closing Date, at the Company’s expense, the Company will grant to the Subscribers a lien Deed of Trust on real property in the form annexed hereto as Exhibit J (the “Deed of Trust”). The Company will provide such certificates as are requested by Subscribers verifying the recording of the Deed of Trust. The Subsidiaries will guaranty the Company’s obligations under the Transaction Documents as defined in Section 5(c). Such guaranties will be memorialized in a “Subsidiary Guaranty”, the form of which is annexed hereto as Exhibit E. The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers. The Company will also execute all such documents reasonably necessary in the opinion of the Subscribers to memorialize and further protect the security interest described herein. The Subscribers will appoint a Collateral Agent to represent them collectively in connection with the security interests to be granted to the Subscribers. The appointment of the Collateral Agent in connection with the Security Agreement will be pursuant to a “Collateral Agent Agreement,” a form of which is annexed hereto as Exhibit F.

4. Subscriber Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a) Organization and Standing of the Subscribers. If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).

Ex. 10.1 - 2

Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. Such Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB filed on March 30, 2007 for the fiscal year ended December 31, 2006, and the financial statements included therein, together with all subsequent filings made with the Commission available at the EDGAR website including the filings relating to the meeting of the Company’s stockholders held on May 18, 2007 and the form 8-K/A filed on December 26, 2007, (hereinafter referred to collectively as the “Reports”). In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as “OTHER WRITTEN INFORMATION” (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e) Information on Subscriber. Such Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Subscriber is accurate.

(f) Purchase of Notes and Warrants. On the Closing Date, such Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Compliance with Securities Laws. Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Subscriber will comply with all applicable rules and regulations in connection with the sales of the Securities.

(h) Common Stock Legend. The Conversion Shares and the Warrant Shares shall bear the following or similar legend:

“ THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

Ex. 10.1 - 3

AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i) Warrants Legend. The Warrants shall bear the following or similar legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j) Note Legend. The Note shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS

Ex. 10.1 - 4

AMENDED, OR (B) AN OPINION OF COUNSEL AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. “

(k) Communication of Offer. The offer to sell the Securities was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by such Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and such Subscriber has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by such Subscriber relating hereto.

(m) Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(n) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(o) Correctness of Representations. Such Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

Ex. 10.1 - 5

(p) Survival. The foregoing representations and warranties shall survive the Closing Date.

(q) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that each Subscriber was first contacted in writing by the Company or any other person regarding the investment in the Company set forth herein, neither the Subscriber nor any Affiliate of such Subscriber which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Subscriber’s investments and (z) is subject to the Subscriber’s control concerning such Affiliate’s investments or trading (“Trading Affiliate”) (i) has, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Subscriber or Trading Affiliate, effected or agreed to effect any purchase or sale of the Common Stock; (ii) has any short position in the Common Stock or has effected any short transactions in the Common Stock, or (iii) has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to affect the price at which the Securities may be issued or resold.

5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of the Transaction Documents, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. The Subsidiaries as of the Closing Date are set forth on Schedule 5(a).

(b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. This Agreement, the Note, the Warrants, Security Agreement, Deed of Trust, each Subsidiary Guaranty, Collateral Agent Agreement, Escrow Agreement, Lockup Agreement and all other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

Ex. 10.1 - 6

(d) Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Company or Subsidiaries or other equity interest in the Company or Subsidiaries except as described on Schedule 5(d). The Common Stock, options, warrants, agreements and other rights to acquire equity of the Company and any Subsidiary outstanding as of the last Business Day preceding the Closing Date are set forth on Schedule 5(d). The only officer, director, employee and consultant stock option or stock incentive plans in effect or contemplated by the Company as of the Closing Date is described on Schedule 5(d).

(e) Consents. Except as noted in the last sentence of this subsection 5(e), no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, the Nasdaq Capital Market (the “NCM”) or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors. Notwithstanding the foregoing, the Company acknowledges its obligation to file forms for the listing of Additional Shares and Change in the Number of Shares Outstanding with the Nasdaq Capital Market within the time period required thereby.

(f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, all except for violations, conflicts, breaches or defaults which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the material assets of the Company or any of its Affiliates except as described herein; or

Ex. 10.1 - 7

(iii) except as described on Schedule 5(f), result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any material obligation of the Company; or

(iv) will result in the triggering of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares and Warrant Shares, such Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed on Schedule 5(h), there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j) Information Concerning Company. The Reports including the exhibits and financial statements included therewith, and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the dates of the most recent financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto,

Ex. 10.1 - 8

there has been no Material Adverse Event relating to the Company’s business, financial condition or affairs not disclosed in the Reports. The Reports including the exhibits and financial statements included therewith, and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(k) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(l) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NCM which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in connection with the offer and sale of the Securities or the Company’s ability to timely comply with its obligations hereunder.

(n) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since the date of the most recent audited financial statements of the Company contained in the Reports, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 5(o).

(p) No Undisclosed Events or Circumstances. Since the date of the most recent audited financial statements of the Company contained in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

Ex. 10.1 - 9

(q) Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(r) No Disagreements with Accountants and Lawyers. The Company is unaware of disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of Common Stock registered pursuant to Section 12(b) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(v) Listing. The Company’s Common Stock is quoted on the NCM under the symbol CBTE. The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for listing on the NCM nor that its Common Stock does not meet all requirements for the continuation of such listing. The Company satisfies all the requirements for the continued listing of its Common Stock on the NCM.

(w) DTC Status. The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

Ex. 10.1 - 10

(x) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability therefor; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(y) Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (l), (o), (p), (r), (s), (u), and (x) of this Agreement, as same relate to each Subsidiary of the Company. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its predecessors. The Company represents that it owns 100% of the outstanding equity of the Subsidiaries and rights to receive equity of the Subsidiaries free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(d). No person or entity other than the Company has the right to own and receive any equity interest in the Subsidiaries.

(z) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

(AA) Survival. The foregoing representations and warranties shall survive the Closing Date.

6. Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit G. The Company will provide, at the Company’s expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.1. Conversion of Note.

(a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure

Ex. 10.1 - 11

that the Company’s transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall contain no legend other than the usual 1933 Act restriction from transfer legend. If and when a Subscriber sells the Conversion Shares (and Warrant Shares), assuming (i) the Registration Statement (as defined below) is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) such Subscriber or its agent confirms in writing to the transfer agent that such Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares (and Warrant Shares) without restrictive legend and the Conversion Shares (and Warrant Shares) will be free-trading, and freely transferable. In the event that the Conversion Shares (and Warrant Shares) are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if pursuant to Rule 144(k) of the 1933 Act, provided that Subscriber delivers all reasonably requested representations in support of such opinion).

(b) A Subscriber will give notice of its decision to exercise its right to convert the Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. Such Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares to such Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the “Delivery Date”). In the event the Conversion Shares are electronically transferable, then delivery of the Conversion Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to such Subscriber if requested by Subscriber, provided such Subscriber delivers the original Note to the Company.

(c) The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively later than the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to such Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal and interest amount (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Conversion Shares within seven (7) business days after the Delivery Date or make payment within seven (7) business days after the Mandatory Redemption Payment Date (as defined in Section 7.2 below), such Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and such Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

Ex. 10.1 - 12

(d) The Company agrees and acknowledges that despite the pendency of a not yet effective Registration Statement which includes for registration the Registrable Securities (as defined in Section 11.1(iv)), a Subscriber is permitted to and the Company will issue to such Subscriber Conversion Shares and Warrant Shares upon exercise of the Warrants. Such Conversion Shares will, if required by law, bear the legends described in Section 4 above and if the requirements of Rule 144 under the 1933 Act are satisfied, be resalable thereunder.

7.2. Mandatory Redemption at Subscriber’s Election. In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), that continues for more than twenty (20) business days, (iii) a Change in Control (as defined below), or (iv) of the liquidation, dissolution or winding up of the Company, then at the Subscriber’s election, the Company must pay to each Subscriber ten (10) business days after request by each Subscriber (“Calculation Period”), a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by 120%, plus accrued but unpaid interest (“Mandatory Redemption Payment”). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner (“Mandatory Redemption Payment Date”). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by a Subscriber shall be credited against the Mandatory Redemption Payment. For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company no longer having a class of shares publicly traded or listed on a Principal Market (as defined in Section 9(b)), (ii) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (iii) a majority of the board of directors of the Company as of the Closing Date no longer serving as directors of the Company except due to natural causes (which shall include, termination of such directors by the holders of more than 50% of the Common Stock outstanding as of such termination date), and (iv) the sale, lease or transfer of substantially all the assets of the Company or its Subsidiaries (it being understood that the issuance of capital stock by the Company shall not, in and of itself, be deemed to be the sale or transfer of an asset of the Company).

7.3. Maximum Conversion. A Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days’ prior written notice to the Company. Such Subscriber may allocate which of the equity of the Company deemed beneficially owned by such Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Company shall not be deemed to be in default of any of its obligations by reason of compliance with the foregoing restriction.

Ex. 10.1 - 13

7.4. Injunction Posting of Bond. Subject to the limitations set forth in Section 7.3, in the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, or aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, which bond shall remain in effect until the final unappealable disposition of the litigation and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

7.5. Buy-In. In addition to any other rights available to a Subscriber, if the Company fails to deliver Conversion Shares to a Subscriber by the Delivery Date and if after seven (7) business days after the Delivery Date such Subscriber or a broker on such Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which such Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay in cash to such Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) such Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty. For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay such Subscriber $1,000 plus interest. Such Subscriber shall provide the Company written notice and evidence indicating the amounts payable to such Subscriber in respect of the Buy-In.

7.6 Redemption. The Notes shall not be redeemable or callable by the Company except as described in the Note.

8. Broker/Due Diligence Fee/Legal Fees.

(a) Broker’s Commission. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby or in connection with any investment in the Company at any time, whether or not such investment was consummated and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except as identified on Schedule 8(a) who will receive the amount of compensation described in Schedule 8(a). The Company is solely responsible for payment to the broker(s) identified on Schedule 8(a).

(b) Due Diligence Fee. The Company will pay a due diligence fee (“Due Diligence Fee”) to the lead investor or its designees (each a “Due Diligence Fee Recipient”). The aggregate Due Diligence Fee shall be equal to one and two and one-half percent (2.5%) of the Purchase Price. The Due Diligence Fee will be payable out of funds held pursuant to the Escrow Agreement.

Ex. 10.1 - 14

(c) Subscriber’s Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a fee of $28,000 (“Subscriber’s Legal Fees”) (of which $5,000 has been paid) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the “Offering”). The Subscriber’s Legal Fees and expenses will be payable out of funds held pursuant to the Escrow Agreement. Grushko & Mittman, P.C. will be reimbursed at Closing for all lien searches, security interest filing fees, and printing and shipping costs for the closing statements and documents to be delivered to Subscribers and for background checks on the senior management of the Company and Subsidiaries conducted on behalf of Subscribers.

9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a) Stop Orders. The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing/Quotation. The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Warrants are outstanding. The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, NCM, Nasdaq Global Market, Nasdaq Global Select Market, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the NCM is and will be the Principal Market.

(c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d) Filing Requirements. From the date of this Agreement and until the later to occur of (i) until all the Conversion Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, or (ii) the Notes are not outstanding (the date of occurrence of the last such event being the “End Date”), the Company will (A) cause its Common Stock to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed

Ex. 10.1 - 15

pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e) Use of Proceeds. The proceeds of the Offering will be employed by the Company as described on Schedule 9(e). Except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date. For so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations nor redeem any equity instruments of the Company.

(f) Reservation. Prior to the Closing Date, and at all times thereafter, the Company shall have reserved, pro rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued Common Stock, a number of common shares equal to 150% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest on the Note and reserve the amount of Warrant Shares issuable upon exercise of the Warrants.

(g) DTC Program. At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h) Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i) Insurance. From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(j) Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

Ex. 10.1 - 16

(k) Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l) Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

(m) Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(n) Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscribers or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by each Subscriber to be identified but only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the business day after the Closing Date. Prior to filing or announcement, such Form 8-K or public announcement will be provided to Subscribers for their review and approval. In the Form 8-K or public announcement, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Conversion Shares, Warrants, or Warrant Shares are held by such Subscribers, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within one business day after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K or otherwise. In the event that the Company believes that a notice or communication to a Subscriber contains material, nonpublic information, relating to the Company or Subsidiaries, the Company shall so indicate to such Subscriber contemporaneously with delivery of such notice or information. In the absence of any such indication, such Subscriber shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(o) Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement, which information the Company undertakes to publicly disclose not later than the sooner of the required or actual filing date of the Form 8-K described in Section 9(n) above and except as required pursuant to Section 12(a), neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Ex. 10.1 - 17

(p) Negative Covenants. So long as a Note is outstanding, without the consent of the Subscribers, except as described on Schedule 9(p), the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for: (A) the Excepted Issuances (as defined in Section 12 hereof), and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property; and (g) Liens created with respect to bona fide financings secured by the Company’s accounts receivable or inventory (each of (a) through (g), a “Permitted Lien”);

(ii) amend its articles of incorporation or bylaws so as to materially and adversely affect any rights of the Subscriber;

(iii) repay, redeem, repurchase or offer to repay, redeem, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, warrants, options or other equity securities other than to the extent permitted or required under the Transaction Documents.

(iv) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

(v) prepay or redeem any financing related debt or past due obligations outstanding as of the Closing Date.

Ex. 10.1 - 18

(q) Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, the Company will not, without the consent of the Subscribers, file with the Commission or with state regulatory authorities any registration statements or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such Common Stock is registered therein, (excluding Forms S-8), until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the Registration Statement having been current and available for use in connection with the resale of all of the Registrable Securities (as defined in Section 11.1(i)) for a period of one hundred and eighty (180) days, or (ii) until all the Conversion Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations. The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note.

(r) Blackout. The Company undertakes and covenants that, until the end of the Exclusion Period, the Company will not enter into any acquisition, merger, exchange or sale or other transaction or fail to take any action that could have the effect of delaying the effectiveness of any pending Registration Statement or causing an already effective Registration Statement to no longer be effective or current for a period of twenty or more days in the aggregate during any three hundred and sixty-five day period.

(s) Offering Restrictions. Until the expiration of the Exclusion Period and/or during the pendency of an Event of Default, except for the Excepted Issuances, the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscribers, which consent may be withheld for any reason. For so long as the Notes are outstanding, the Company will not (i) directly or indirectly issue any Common stock or instruments convertible, exercisable or exchangeable for Common Stock at a per share of Common Stock equivalent price of less than $2.75, nor (ii) enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

(t) Lockup Agreement. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of an irrevocable lockup agreement (“Lockup Agreement”) in the form annexed hereto as Exhibit H, with the persons identified on Schedule 9(t). The

Ex. 10.1 - 19

Company further agrees that until the End Date that it will not consent to the removal or modification of any restriction imposed upon or to which any holder of Common Stock or right to receive Common Stock is subject pursuant to any voting, lockup, transfer restriction, trickle out or similar agreement.

(u) Seniority. Except for Permitted Liens and as otherwise provided for herein, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in the assets of the Company or any Subsidiary; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary, equal or superior to any right or potential of the holder of a Note in or to such assets.

(v) Notices. For so long as the Subscribers hold any Securities, the Company will maintain United States address and United States fax number for notices purposes under the Transaction Documents.

10. Covenants of the Company Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b) The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Section 10(a).

11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

(i) On one occasion, for a period commencing one hundred and one (101) days after the Closing Date, but not later than two years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Conversion Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities, as defined in Section 11.1(iv) hereof, which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be resold under Rule 144(k) or Rule 144 without volume limitations. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

Ex. 10.1 - 20

(ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

(iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company’s own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

(iv) The Company shall file with the Commission a Form SB-2 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within thirty (30) calendar days after the Closing Date and cause the Registration Statement to be declared effective not later than one-hundred and twenty (120) calendar days after the Closing Date (the “Effective Date”). The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 120% of the Conversion Shares issued and issuable upon conversion of the Notes, and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber, pro rata, and not issued, employed or reserved for anyone other than each such person. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Except with the written consent of the Subscribers, no securities of the Company other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Subscribers less than all of the Registrable Securities required to be registered as described in this Agreement (such unregistered Common Stock being the “Shortfall”). The Company shall cause to be registered a sufficient amount of shares of Common Stock in order to eliminate the Shortfall within 60 days

Ex. 10.1 - 21

after the date the Shortfall occurs. Failure to register the Shortfall within such 60 day period shall be a Non-Registration Event. No securities of the Company will be included in the Registration Statement other than the Registrable Securities.

(v) The amount of Registrable Securities required to be included in the Registration Statement as described in Section 11.1(iv) (“Initial Registrable Securities”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the 1933 Act but in any event not less than 1,001,208 shares of Common Stock. In the event that less than all of the Initial Registrable Securities are included in the Registration Statement as a result of the limitation described in this Section 11.1(v), then the Company will file additional Registration Statements each registering the Rule 415 Amount (each such Registration Statement a “Subsequent Registration Statement”), seriatim, until all of the Initial Registrable Securities have been registered. The Filing Date and Effective Date of each such additional Registration Statement shall be thirty (30) days after the first day such Subsequent Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act.

(vi) Unless otherwise instructed in writing by a holder of Registrable Securities and only if the initial Registration Statement does not include all of the Registrable Securities, the Registrable Securities will be registered on behalf of each such holder in the Registration Statements based in the following order and priority:

(A) Conversion Shares issued and issuable upon conversion of the Notes (based on the multiple set forth above).

(B) Issued Warrants Shares, and then

(C) Warrant Shares issuable upon not yet exercised Warrants.

(vii) The foregoing notwithstanding, Registrable Securities shall be allocated and registered pro rata among the Subscribers based upon their initial investments in the Offering.

(viii) Each Seller shall answer the questions set forth in Selling Shareholder Questionnaire (“Shareholder Questionnaire”) in the form attached as Exhibit I and deliver such completed questionnaire to the Company prior to the Company’s filing the Registration Statement. Seller represents that the information provided by such Seller shall be true and correct as of the Closing Date and the date such Shareholder Questionnaire is delivered to the Company.

(ix) The Company agrees that if it is eligible to file a Registration Statement pursuant to Sections 11.1(i) or 11.1(iv) on Form S-3 (or a successor form) in connection with the Registrable Securities, then such Registration Statement will be filed on Form S-3 (or a successor form).

11.2. Registration Procedures. If and whenever the Company is required by the provisions of Sections 11.1(i), 11.1(ii) or 11.1(iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best

Ex. 10.1 - 22

efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Subscribers (by telecopier and by e-mail addresses provided by the Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before the second business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company’s obligations and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years after the date of this Agreement, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) notify the Subscribers within one (1) business day of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers during reasonable business hours, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h) provide to the Sellers copies of the registration statement and amendments

Ex. 10.1 - 23

thereto five business days prior to the filing thereof with the Commission. Any Subscriber’s failure to comment on any Registration Statement or other document provided to a Subscriber or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

11.3. Provision of Documents. In connection with each registration statement described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4. Non-Registration Events. The Company agrees that the Sellers will suffer damages if the Registration Statement required to be filed pursuant to Sections 11.1(iv) and 11.1(v) is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) a Registration Statement required to be filed pursuant to Sections 11.1(iv) and 11.1(v) is not filed on or before the Filing Date, (B) a Registration Statement required to be filed pursuant to Sections 11.1(iv) and 11.1(v) is not declared effective on or before the required Effective Date, (C) due to the action or inaction of the Company any Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after written request for registration, or (E) any registration statement described in Sections 11.1(i), 11.1(iv) or 11.1(v) is filed and declared effective but shall thereafter cease to be effective without being succeeded within 20 business days by an effective replacement or amended registration statement or for a period of time which shall exceed 20 days in the aggregate per year (defined as every rolling period of 365 consecutive days commencing on the Actual Effective Date (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a “Non-Registration Event”), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the principal amount of the outstanding Notes and purchase price of Conversion Shares and Warrant Shares issued upon conversion of Notes and exercise of Warrants held by Subscriber which are subject to such Non-Registration Event (collectively the “Aggregate Purchase Price”). The maximum Liquidated Damages payable to each Subscriber pursuant to this Section 11.4 shall not exceed eighteen percent (18%) of each such Subscriber’s Aggregate Purchase Price. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within 10 days after the end of each 30 day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within 10 business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate and amounts set forth above calculated from the date the response was required to have been made.

11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and

Ex. 10.1 - 24

disbursements of counsel and independent public accountants for the Company, fees and expenses (including fees and expenses that have previously been paid in accordance with Section 8(b) and 8(c) hereof) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

11.6. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or

Ex. 10.1 - 25

are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities

Ex. 10.1 - 26

sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such Registration Statement.

11.7. Delivery of Unlegended Shares.

(a) Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Conversion Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or a Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company will cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 365 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Conversion Shares and Warrant Shares subject to such default at a price per share equal to the greater of (i) 120% of the purchase price of such shares, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest Note Conversion Price during such thirty day period, multiplied by the purchase price of such shares and Exercise Price of such Warrant Shares (“Unlegended Redemption Amount”). The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d) In addition to any other rights available to a Subscriber, if the Company fails

Ex. 10.1 - 27

to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 or Warrant Shares upon exercise of Warrants and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7 or the Warrant Shares pursuant to the Warrants, the Company may not refuse to deliver Unlegended Shares or Warrant Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the final unappealable disposition of the litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

12. (a) Right of Participation. Until a Registration Statement registering all of the Registrable Securities has been effective for 365 days, the Subscribers shall be given ten (10) business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not granted registration rights until after the Exclusion Period, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not granted registration rights until after the Exclusion Period, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d), and (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement on the terms described in the Transaction Documents as of the Closing Date (collectively the foregoing are “Excepted Issuances”). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the ten business days following receipt of the notice to purchase for cash or by application of the outstanding balance of the Notes including principal, interest, liquidated damages and any other amount then owing to such Subscriber by the Company, in the aggregate up to all of such offered Common Stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same

Ex. 10.1 - 28

proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the ten business days following the notice of modification to exercise such right. In the event the exercise of the rights described in this Section 12(a) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such Common Stock may be issued shall be made by each Subscriber as to only such Subscriber.

(b) Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time the Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible, exercisable or exchangeable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Warrant Exercise Price, without the consent of each Subscriber, then the Warrant Exercise Price shall automatically be reduced to such other lower price. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the reduction of the Exercise Price upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Warrant Exercise Price in effect upon such issuance. The rights of each Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which such Subscriber and Company are parties. The Company will not engage in a Lower Price Issuance if the Company’s compliance with this Section 12(a) could result in a violation of the Nasdaq Marketplace Rules.

13. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Commonwealth Biotechnologies Inc., 601 Biotech Drive, Richmond, VA 23235, Attn, Dr. Paul D’Sylva, Ph.D., CEO, telecopier: (804) 648-2641, with a copy by telecopier only to: Kaufman and Canoles, P.C., III James Center, 12th Floor, 1051 East Cary Street, Richmond, VA 23219, Attn: Bradley A. Haneberg, Esq., telecopier: (804)

Ex. 10.1 - 29

771-5777, (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier: (212) 697-3575, and (iii) if to the Broker, to: the address and telecopier number listed on Schedule 8(a) hereto.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the affected Subscriber and as described in Section 13(h). Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the

Ex. 10.1 - 30

suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g) Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(h) Consent. As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders (the “Required Holders”) of not less than 70% of the total of the Conversion Shares issued and issuable upon conversion of outstanding Notes held by Subscribers on the date consent is requested.

(i) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(j) Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

Ex. 10.1 - 31

(k) Calendar Days. All references to “days” in the Transaction Documents shall mean business days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(l) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(m) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(n) Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rule, regulations and forms. A successor rule to 144(k) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Ex. 10.1 - 32

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMMONWEALTH BIOTECHNOLOGIES INC.
a Virginia corporation

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Dated: December 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE & PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:	$1,000,000	500,000	125,000

ALPHA CAPITAL ANSTALT
Address: PRADAFANT 7, 9490 FURSTENTUMS, VADUZ, LIECHTENSTEIN

Fax No.: 212-586-8244
Email address (not for notices):

Social Security Number or Taxpayer ID# (if applicable):
Jurisdiction of organization (for entities):

/s/ Konrad Ackerman
(Signature)
By:	Alpha Capital Anstalt
Name:	Konrad Ackerman
Title:	Director

Ex. 10.1 - 33

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMMONWEALTH BIOTECHNOLOGIES INC.
a Virginia corporation

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Dated: December 31, 2007

	AGGREGATE PURCHASE PRICE & PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:	$300,000	150,000	37,500

CHESTNUT RIDGE PARTNERS L.P.

Address: 50 TICE BOULEVARD, WOODCLIFF LAKE, NJ 07677

Fax No.: 201-802-9450
Email address (not for notices):

Social Security Number or Taxpayer ID# (if applicable):
Jurisdiction of organization (for entities): Delaware, USA

/s/ Kenneth Holz
(Signature)
By:	Kenneth Holz
Name:
Title:	Chief Financial Officer

Ex. 10.1 - 34

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMMONWEALTH BIOTECHNOLOGIES INC.
a Virginia corporation

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Dated: December 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE & PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:	$400,000	200,000	50,000

CENTURION MICROCAP, LP

Address: 3014 AVENUE L, BROOKLYN, NY 11210

Fax No.: 718-338-1088
Email address (not for notices):

Social Security Number or Taxpayer ID# (if applicable):
Jurisdiction of organization (for entities):

/s/ Abraham Schuman
(Signature)
By:
Name:	Abraham Schuman
Title:	General Partner

Ex. 10.1 - 35

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMMONWEALTH BIOTECHNOLOGIES INC.
a Virginia corporation

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Dated: December 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE & PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:	$175,000	87,500	21,875

BRIO CAPITAL L.P.

Address: 401 E 34TH STREET, SUITE SOUTH 33C, NEW YORK, NY 10016

Fax No.: 646-390-2158
Email address (not for notices):

Social Security Number or Taxpayer ID# (if applicable):
Jurisdiction of organization (for entities):

/s/ Shaye Hirsch
(Signature)
By:	Shaye Hirsch
Name:
Title:	Manager of General Partner

Ex. 10.1 - 36

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMMONWEALTH BIOTECHNOLOGIES INC.
a Virginia corporation

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Dated: December 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE & PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:	$50,000	25,000	6,250

BRIO CAPITAL SELECT LLC

Address: 401 E 34TH STREET, SUITE SOUTH 33C, NEW YORK, NY 10016

Fax No.: 646-390-2158
Email address (not for notices):

Social Security Number or Taxpayer ID# (if applicable):
Jurisdiction of organization (for entities):

/s/ Shaye Hirsch
(Signature)
By:	Shaye Hirsch
Name:
Title:	Managing Member

Ex. 10.1 - 37

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMMONWEALTH BIOTECHNOLOGIES INC.
a Virginia corporation

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Dated: December 31, 2007

SUBSCRIBER	AGGREGATE PURCHASE PRICE & PRINCIPAL AMOUNT OF NOTE	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:	$25,000	12,500	3,125

ASSAMEKA CAPITAL

Address: 30 OLYMPIA LANE, MONSEY, NY 10952

Fax No.: 432-577-5407
Email address (not for notices):

Social Security Number or Taxpayer ID# (if applicable):
Jurisdiction of organization (for entities):

/s/ Asher Brand
(Signature)
By:	Assameka Capital Inc.
Name:	Asher Brand
Title:	Director and President

Ex. 10.1 - 38